As filed with the Securities and Exchange Commission on March 31,
                              1998

                                              Registration No.
333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

              ADVANCED COMMUNICATION SYSTEMS, INC.
     (Exact Name of Registrant as Specified in Its Charter)

           Delaware                          54-1421222
(State or Other Jurisdiction of         (I.R.S. Employer
Identification No.)
Incorporation or Organization)

10089 Lee Highway
Fairfax, Virginia                            22030
(Address of Principal Executive Offices)              (Zip Code)

  Advanced Communication Systems, Inc., Employee Stock Purchase
                              Plan
                    (Full Title of the Plan)

                           Dev Ganesan
 Executive Vice President, Chief Financial Officer and Treasurer
              Advanced Communication Systems, Inc.
                        10089 Lee Highway
                    Fairfax, Virginia  22030
             (Name and Address of Agent for Service)

                         (703) 934-8130
  (Telephone Number, Including Area Code, of Agent For Service)

                            Copy to:

                   Anita J. Finkelstein, Esq.
            Venable, Baetjer, Howard & Civiletti, LLP
             1201 New York Avenue, N.W., Suite 1000
                   Washington, D.C. 20005-3917

                 CALCULATION OF REGISTRATION FEE

  Title Of     Amount       Proposed        Proposed      Amount Of
 Securities     To Be        Maximum        Maximum      Registration
   To Be     Registered     Offering       Aggregate      Fee(1)(2)
 Registered                   Price      Offering Price
                               Per           (1)(2)
                           Share(1)(2)
Common
Stock, $.01    325,000       $10.35        $3,363,750      $992.31
par value
per share

(1) Estimated solely for the purpose of determining the Registration Fee.
(2) Calculated (i) pursuant to Rules 457(c) and 457(h)(l) based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on March 26, 1998 and
     (ii) pursuant to the Plan, based on 90% of such market price.

                             PART II

Item 3.        Incorporation of Documents by Reference.

           The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the
"Commission") are incorporated into this Registration Statement by reference:

          (a) The Registrant's Annual Report on Form 10-K for the year ended September 30, 1997, filed with the Commission on December 29, 1997;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, filed with the Commission on February 17, 1998;

          (c) The Registrant's Current Reports on Form 8-K filed with the Commission on November 17, 1997; November 25, 1997 (Form 8-K/A); December 5, 1997; February 4, 1998 (Form 8-K/A); February 19, 1998, and March 13, 1998; and

          (d) The description of the Common Stock set forth under the heading "Description of Capital Stock" in Registrant's Registration Statement on Form 8-A (File No. 0-22737) filed with the Commission on June 24, 1997 by the Registrant under Section 12(g) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") together with any amendment or report filed with the Commission for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.        Description of Securities.

          Not Applicable.

Item 5.        Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.        Indemnification of Directors and Officers.

       Section 145 ("Section 145") of the Delaware General Corporation Law, as amended, provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers. Section 145 generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he or she is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause
(iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his or her duties to the corporation, unless a corporation determines that, despite such adjudication, but in view of all the circumstances, he or she is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper
because                       the                      applicable
standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction.

      The indemnification of officers and directors is provided for by Article Sixth of the Registrant's Amended and Restated Certificate of Incorporation, which provides in substance that the Registrant has the power, to the fullest extent permitted by law as it now exists or as amended, to indemnify each officer and director against costs and expenses, including attorneys' fees and disbursements, and any liabilities, including judgments, fines, penalties, excise taxes and amounts paid in settlement which he or she may incur in connection with any action to which he or she may be made a party by reason of his or her being or having been an or director of the Registrant, or serving or having served in any capacity at the request of the Registrant for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification provided by the Registrant's Amended and Restated Certificate of Incorporation is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

      Under Article VIII of the Registrant's Amended and Restated Bylaws, generally, the indemnification permitted by the Amended Certificate of Incorporation is made mandatory with respect to directors and extended to officers (including former directors and officers of the Registrant or persons serving or having served in such capacities for other entities at the request of the Registrant), in each case in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the Registrant), provided such officer or director acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had not reasonable cause to believe that his or her conduct was unlawful In the case of actions by or in the right of the Registrant, indemnification is available under the same standards set forth above, except that, in addition, (unless a court of competent jurisdiction otherwise determines) the officer or director seeking indemnification shall not have been adjudged liable to the Registrant. The Registrant's Amended and Restated Bylaws limit indemnification in respect to actions other than those by or in the right of the Registrant to expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer seeking indemnification and, in respect of actions by or in the right of the Registrant, to expenses so incurred. The Registrant's Amended and Restated Bylaws also provide for the advancement of certain expenses upon a determination by the Board of Directors.

      Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

      The Registrant has entered into indemnification agreements with certain of its officers and directors pursuant to which it has agreed to indemnify such officers and directors against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director or officer, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements provide for the advancement of certain expenses to officers and directors in connection with any such suit or proceeding.

      The Registrant maintains liability insurance in the amount of $5 million insuring its officers and directors against liabilities that they may incur in such capacities, including liabilities arising under the Federal securities laws other than liabilities arising out of the filing of a registration statement with the Securities and Exchange Commission.

Item 7.        Exemption from Registration Claimed.

          Not applicable.

Item 8.        Exhibits.

     4.1 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.3 to the Registrant's Registration Statement of Form S-1 (File No. 333-23959) and incorporated by reference herein).

     4.2       Amended  and  Restated Bylaws  of  the  Registrant
               (filed as Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-23959) and incorporated by reference herein).

     5*        Opinion of Counsel.

     23.1*     Consent  of  Venable, Baetjer, Howard & Civiletti,
               LLP.(included in Exhibit 5).

     23.2*     Consent of Independent Public Accountants.

     24*       Powers of Attorney (included in signature page).

* Filed herewith.

Item 9.        Undertakings.

(1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by section
               10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total  dollar  value of  securities  offered
               would not exceed that which as registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  To  remove  from  registration  by  means  of  a  post-
          effective   amendment  any  of  the  securities   being
          registered which remain unsold at the termination of the offering.

 (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final
adjudication             of              such              issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Fairfax, in the State of Virginia, on this 30th day of March, 1998.

                         ADVANCED COMMUNICATION SYSTEMS, INC.

                         By:  /s/ George A. Robinson
                              George A. Robinson
                              Chairman, President and Chief
                              Executive Officer
                              (Principal Executive Officer)


      Each person whose signature appears below constitutes and appoints George A. Robinson and Dev Ganesan, and each of them, his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution, severally, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or supplements) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



      Signature                Title                 Date

/s/ George A.         Chairman, President and   March 30, 1998
Robinson              Chief Executive Officer
George A. Robinson      (Principal Executive
                              Officer)

/s/ Dev Ganesan            Executive Vice       March 30, 1998
Dev Ganesan               President, Chief
                       Financial Officer and
                             Treasurer
                        (Principal Financial
                       Officer and Principal
                        Accounting Officer)

/s/Thomas A. Costello         Director          March 30, 1998
Thomas A. Costello


Charles G. Martinache         Director          March __, 1998


/s/Charles R. Collins         Director          March 30, 1998
Charles R. Collins


Wayne Shelton                 Director          March __, 1998

                          Exhibit Index


Exhibit Number      Description

     4.1 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-23959) and incorporated by reference herein).

     4.2       Amended  and  Restated Bylaws  of  the  Registrant
               (filed as Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-23959) and incorporated by reference herein).

     5         Opinion of Counsel

     23.1      Consent  of  Venable,  Baetjer  and  Howard,   LLP
               (included in their opinion filed as Exhibit 5).

     23.2      Consent of Independent Public Accountants.

     24        Powers of Attorney (included in signature page).